------------------------------------------------------------------------------

------------------------------------------------------------------------------











                      THE EQUITABLE COMPANIES INCORPORATED


                               GUARANTEE AGREEMENT




                          Dated as of __________, 199_













------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                          Page

                                    ARTICLE I

SECTION 1.1  Definitions.................................................... 1


                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application .............................  3
SECTION 2.2  Lists of Holders of Preferred
                     Securities............................................  4
SECTION 2.3  Reports by the Guarantee Trustee..............................  4
SECTION 2.4  Periodic Reports to Guarantee
                     Trustee...............................................  4
SECTION 2.5  Evidence of Compliance with
                     Conditions Precedent..................................  4
SECTION 2.6  Events of Default; Waiver.....................................  4
SECTION 2.7  Disclosure of Information.....................................  5
SECTION 2.8  Conflicting Interest..........................................  5


                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee
                     Trustee...............................................  5
SECTION 3.2  Certain Rights and Duties of the
                     Guarantee Trustee.....................................  6
SECTION 3.3  Not Responsible for Recitals or
                     Issuance of Guarantee.................................  7


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1  Qualifications................................................  8
SECTION 4.2  Appointment, Removal and Resignation
                     of Guarantee Trustee..................................  8


                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1  Guarantee.....................................................  9
SECTION 5.2  Waiver of Notice, etc.........................................  9
SECTION 5.3  Obligations Not Affected......................................  9
SECTION 5.4  Enforcement of Guarantee...................................... 10
SECTION 5.5  Guarantee of Payment.......................................... 10
SECTION 5.6  Subrogation................................................... 10
SECTION 5.7  Independent Obligations....................................... 10

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1  Limitation of Transactions.................................... 11
SECTION 6.2  Subordination................................................. 12


                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1  Termination................................................... 12


                                  ARTICLE VIII

                    LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 8.1  Exculpation................................................... 12
SECTION 8.2  Indemnification............................................... 13


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1  Successors and Assigns........................................ 13
SECTION 9.2  Amendments.................................................... 13
SECTION 9.3  Notices....................................................... 13
SECTION 9.4  Genders....................................................... 14
SECTION 9.5  Benefit....................................................... 14
SECTION 9.6  Governing Law................................................. 14
SECTION 9.7  Counterparts.................................................. 14
SECTION 9.8  Exercise of Overallotment Option.............................. 14


                                      (ii)

                               GUARANTEE AGREEMENT


     This GUARANTEE AGREEMENT, dated as of __________, 199_, is executed and delivered by The Equitable Companies Incorporated, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as the initial Guarantee Trustee (as defined herein) for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of EQ Capital Trust ___, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ______________, 199_ among the trustees of the Issuer named therein, The Equitable Companies Incorporated, as Sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer may issue up to _______________ aggregate liquidation amount of its _____% Preferred Trust Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in Exhibit B to the Declaration, of which $_________ liquidation amount of Preferred Securities are being issued as of the date hereof. Up to the remaining $______________ liquidation amount of Preferred Securities may be issued by the Issuer if and to the extent that the over-allotment option granted by the Guarantor and the Issuer pursuant to the Underwriting Agreement (as defined in the Declaration) is exercised by the Underwriters named in the Underwriting Agreement.

     WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by the initial purchasers thereof of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                    ARTICLE I


SECTION 1.1  Definitions.

          (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.1;

          (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

          (f) a reference to the singular includes the plural and vice versa.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Commission" means the Securities and Exchange Commission.

          "Common Securities" means the securities representing undivided beneficial interests in the assets of the Issuer, having the terms set forth in Exhibit C to the Declaration.

          "Covered Person" means any Holder of Preferred Securities.

          "Debentures" means the series of Junior Subordinated Debentures issued by the Guarantor under the Indenture to the Property Trustee and entitled the "_____% Junior Subordinated Debentures due ____".

          "Distributions" means the periodic distributions and other payments payable to Holders of Preferred Securities in accordance with the terms of the Preferred Securities set forth in Exhibit B to the Declaration.

          "Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement or a failure by the Guarantor to comply in any material respect with any of its other obligations under this Guarantee Agreement and such non-compliance continues for a period of 30 days after there has been given, by registered or certified mail, to the Guarantor by the Guarantee Trustee a written notice specifying such non-compliance and requiring it to be remedied.

          "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions and the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to Preferred Securities called for redemption by the Issuer but only if and to the extent that in each case the Guarantor has made a payment to the Property Trustee of interest or principal on the Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to Holders or the redemption of all the Preferred Securities upon the maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor, or (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" means The Bank of New York until a Successor Guarantee Trustee has been appointed and accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor unless any such entity holds such Preferred Securities on behalf of a third party.

          "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

          "Indenture" means the Junior Subordinated Indenture dated as of

___________________, 199_ between the Guarantor and The Bank of New York, as trustee, as supplemented by the ____________________ Supplemental Indenture thereto dated as of ___________199___, pursuant to which the Debentures are to be issued.

          "Majority in liquidation amount of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class, who are the record owners of Preferred Securities whose liquidation amount (being the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) represents more than 50% of the liquidation amount of all outstanding Preferred Securities.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Securities" has the meaning set forth in the first WHEREAS clause above.

          "Property Trustee" means the Person acting as Property Trustee under the Declaration.

          "Redemption Price" means the amount payable on redemption of the Preferred Securities in accordance with the terms of the Preferred Securities.

          "Responsible Officer" means, with respect to the Guarantee Trustee, the chairman of the board of directors, the president, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "66-2/3% in liquidation amount of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class, who are the record owners of Preferred Securities whose liquidation amount (being the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) represents 66-2/3% or more of the liquidation amount of all Preferred Securities.

          "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application.

          (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions;

          (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control; and

          (c) the application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Issuer.

SECTION 2.2 Lists of Holders of Preferred Securities.

          (a) The Guarantor shall provide the Guarantee Trustee with such information as is required under Section 312(a) of the Trust Indenture Act [semiannually on or before the last day of June and December in each year and] at such other times and in the manner provided in Section 312(a); and

          (b) the Guarantee Trustee shall comply with its obligations under Sections 310(b), 311 and 312(b) of the Trust Indenture Act.

SECTION 2.3 Reports by the Guarantee Trustee.

          Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4 Periodic Reports to Guarantee Trustee.

          The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders of the Preferred Securities, as applicable, such documents, reports and information as required by Section 314(a)(1)-(3) (if any) of the Trust Indenture Act and the compliance certificates required by Section 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by Section 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to Section 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Issuer).

SECTION 2.5 Evidence of Compliance with Conditions Precedent.

          The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c) shall comply with Section 314(e) of the Trust Indenture Act.

SECTION 2.6 Events of Default; Waiver.

          (a) Subject to Section 2.6(b), Holders of Preferred Securities may by vote of at least a Majority in liquidation amount of the Preferred Securities,
(A) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee or (B) on behalf of the Holders of all Preferred Securities waive any past Event of Default and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this

Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          (b) The right of any Holder of Preferred Securities to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

SECTION 2.7 Disclosure of Information.

          The disclosure of information as to the names and addresses of the Holders of the Preferred Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 2.8 Conflicting Interest.

          The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the Guarantee Trustee.

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders of the Preferred Securities. The Guarantee Trustee shall not transfer its right, title and interest in the Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder of Preferred Securities exercising his or her rights pursuant to
Section 5.4. The right, title and interest of the Guarantee Trustee to the Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with Article IV and upon such vesting the right, title and interest of the transferring Guarantee Trustee to the Guarantee Agreement shall cease. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

          (b) If an Event of Default occurs and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

          (c) This Guarantee Agreement and all moneys received by the Property Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of the Guarantee Trustee or its agents or their creditors.

          (d) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the holders of the Preferred Securities, as their names and addresses appear upon the register, notice of all Events of Default known to the Guarantee Trustee, unless such defaults shall have been cured before the giving of such notice; provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Guarantee

Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Preferred Securities. The Guarantee Trustee shall not be deemed to have knowledge of any default except any default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice.

          (e) The Guarantee Trustee shall not resign as a Trustee unless a Successor Guarantee Trustee has been appointed and accepted that appointment in accordance with Article IV.

SECTION 3.2 Certain Rights and Duties of the Guarantee Trustee.

          (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6(a)), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

          (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

          (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Preferred Securities as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

          (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

          (c) Subject to the provisions of Section 3.2(a) and (b):

          (i) whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon a certificate, which shall comply with the provisions of Section 314(e) of the Trust Indenture Act, signed by any authorized officer of the Guarantor;

          (ii) the Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

          (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

          (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holders of Preferred Securities, unless such Holders shall have offered to the Guarantee Trustee reasonable security and indemnity against the costs, expenses (including its attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause
     (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

          (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee.

          The recitals contained in this Guarantee shall be taken as the statements of the Guarantor and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1  Qualifications.

     There shall at all times be a Guarantee Trustee which shall:

          (a) not be an Affiliate of the Guarantor; and

          (b) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this
     Section 4.1(a), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses (a)and (b) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Guarantee Trustee.

(a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

(b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1(a) has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

(c) The Guarantee Trustee appointed to office shall hold office until his successor shall have been appointed and shall have accepted such appointment or until its removal or resignation.

(d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under
     Section 4.1(a) has been appointed and has accepted such appointment by instrument executed by such Successor Guarantee Trustee and delivered to Guarantor and the resigning Guarantee Trustee.

(e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after (i) delivery to the Guarantor of a Resignation Request or (ii) removal pursuant to Section 4.2(a) hereof, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1  Guarantee.

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer) regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2 Waiver of Notice, etc.

          The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected.

          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures), Redemption Price, Liquidation Distribution (as defined in the Declaration) or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation Guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Enforcement of Guarantee.

          The Guarantor and the Guarantee Trustee expressly acknowledge that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement including the giving of directions to the Guarantee Trustee, or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement, and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee, or any other Person.

SECTION 5.5 Guarantee of Payment.

          This Guarantee Agreement creates a Guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer).

SECTION 5.6  Subrogation.

          The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7 Independent Obligations.

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1 Limitation of Transactions.

   The Guarantor covenants and agrees that, the Guarantor will not declare or pay any dividends on, or redeem, purchase, acquire or make any distribution, liquidation or guarantee payment with respect to its capital stock, if at any time (i) it shall have failed to make any payment of interest, principal or premium on the Debentures when due (after giving effect to any grace period for payment thereof as provided in Section 5.1 of the Indenture), (ii) the Guarantor shall have given notice of its election to defer payments of interest on the Debentures held by the Issuer as trust assets by extending the interest payment period as provided in the terms of the Debentures and such period, or any extension thereof, is continuing, or (iii) the Guarantor shall be in default with respect to its Guarantee Payments hereunder; provided, that the Guarantor may (A) make redemptions, purchases, retirements, acquisitions or distributions in shares of capital stock of the Guarantor or redemptions, purchases or acquisitions of shares of Common Stock of the Guarantor, par value $.01 per share (the "Common Stock"), for purposes of any employee benefit plan or program of the Guarantor or any Subsidiary and (B) pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock. The term "capital stock" shall include the Company's Common Stock and any issue of preferred stock from time to time outstanding but shall not include any indebtedness of any kind, whether or not convertible or exchangeable for shares of Common Stock or preferred stock. In addition, so long as any Preferred Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent such transfer is permitted under Section 9.1(c) of the Declaration; provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities and (ii) will use reasonable efforts to cause the Issuer to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Debentures as provided in the Declaration.

SECTION 6.2  Subordination.

          This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) pari passu with the Debentures, and (ii) senior to all capital stock now or hereafter issued by the Guarantor and to any Guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock. The Guarantor's obligations under this Guarantee Agreement will rank pari passu with respect to obligations under other Guarantee agreements which it may enter into from time to time to the extent that such agreements shall be entered into in substantially the form hereof and provide for comparable Guarantees by the Guarantor of payment on preferred securities issued by other EQ Capital Trusts (as such term is defined in the Indenture).


                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1  Termination.

          This Guarantee Agreement shall terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities, or upon the distribution of Debentures to Holders of Preferred Securities and Common Securities in exchange for all of the Preferred Securities and Common Securities, or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or this Guarantee Agreement.


                                  ARTICLE VIII

                    LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 8.1  Exculpation.

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2  Indemnification.

          (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

          (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1 Successors and Assigns.

                  All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Ten of the Indenture, the Guarantor shall not assign its obligations hereunder.

SECTION 9.2  Amendments.

          Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than 66-2/3% in liquidation amount of the Preferred Securities. The provisions of Section 12.2 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

SECTION 9.3  Notices.

          Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                           The Equitable Companies Incorporated
                           1290 Avenue of the Americas
                           New York, New York  10104

                           Facsimile No.: (212) 314-4530
                           Attention: General Counsel

          (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice to the Holders:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286
                           Facsimile No.: 212-815-5915
                           Attention: Corp. Trust Administration

          (c) if given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4  Genders.

          The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

SECTION 9.5  Benefit.

          This Guarantee Agreement is solely for the benefit of the Holders and subject to Section 3.1(a) is not separately transferable from the Preferred Securities.


SECTION 9.6 Governing Law.

          THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

SECTION 9.7  Counterparts.

          This Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

SECTION 9.8 Exercise of Overallotment Option.

          If and to the extent that Preferred Securities are issued by the Issuer upon exercise of the overallotment option referred to in the first WHEREAS clause, the Guarantor agrees to give prompt notice thereof to the Guarantee Trustee but the failure to give such notice shall not relieve the Guarantor of any of its obligations hereunder.

          THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                   THE EQUITABLE COMPANIES INCORPORATED,
                                   as Guarantor


                                   By:      ______________________________
                                            Name:
                                            Title:

                                   THE BANK OF NEW YORK,
                                   As Guarantee Trustee


                                   By:      _______________________________
                                            Name:
                                            Title:

STATE OF NEW YORK                   )
                                    )
COUNTY OF NEW YORK                  )


          BEFORE ME, the undersigned authority, on this _______ day of ________, 199_, personally appeared _______________ of The Equitable Companies Incorporated, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such person for the purposes and consideration herein expressed and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL THIS ____ DAY OF __________, 199_.


[SEAL]


                                            --------------------------------
                                            NOTARY PUBLIC, STATE OF NEW YORK
                                            Print Name:_____________________
                                            Commission Expires:_____________


STATE OF NEW YORK                   )
                                    )
COUNTY OF NEW YORK                  )


          BEFORE ME, the undersigned authority, on this _____________day of ________, 199_, personally appeared _______________ of [____________________], known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such person for the purposes and consideration herein expressed and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL THIS ____ DAY OF __________,
199_.


[SEAL]


                                            --------------------------------
                                            NOTARY PUBLIC, STATE OF NEW YORK
                                            Print Name:_____________________
                                            Commission Expires:_____________


57993